EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002)

In connection with this annual report of ChromaDex Corporation (the “Company”) on Form 10−K for the year ending December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Robert Fried, Chief Executive Officer of the Company, and Kevin Farr, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, that, to our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 12, 2021

/s/ ROBERT FRIED
Robert Fried
Chief Executive Officer

/s/ KEVIN FARR
Kevin Farr
Chief Financial Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of ChromaDex Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.